                                                                  [LOGO] BLACKROCK

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   ISHARES NATIONAL MUNI BOND ETF (ISHMUNI)
   ISHARES NEW YORK MUNI BOND ETF (ISHNY)
   BlackRock Municipal Income Investment Quality Trust (BAF)
   BlackRock Allocation Target Shares : Series E Portfolio (BATSE)
   BlackRock Municipal Income Investment Trust (BBF)
   BlackRock Municipal Income Trust (BFK)
   BlackRock Municipal Income Trust II (BLE)
   BlackRock High Yield Municipal Fund (BR-HYMUNI)
   BlackRock National Municipal Fund of Blackrock Municipal Bond Fund, Inc. (BR-NATL)
   BlackRock New York Municipal Opportunities Fund of BlackRock Multi-State Mu (BR-NYMO)
   BlackRock Strategic Municipal Trust (BSD)
   BlackRock Long-Term Municipal Advantage Trust (BTA)
   BlackRock Municipal Income Quality Trust (BYM)
   BlackRock MuniEnhanced Fund, Inc. (MEN)
   BlackRock MuniHoldings Investment Quality Fund (MFL)
   BlackRock MuniYield Investment Quality Fund (MFT)
   BlackRock MuniHoldings Fund, Inc. (MHD)
   BlackRock MuniHoldings New York Quality Fund, Inc. (MHN)
   BlackRock MuniYield Quality Fund II, Inc. (MQT)
   BlackRock MuniYield Quality Fund, Inc. (MQY)
   BlackRock MuniHoldings Fund II, Inc. (MUH)
   BlackRock MuniVest Fund II, Inc. (MVT)
   BlackRock MuniYield Fund, Inc. (MYD)
   BlackRock MuniYield Investment Fund (MYF)
   BlackRock MuniYield Quality Fund III, Inc. (MYI)
   BlackRock MuniYield New York Quality Fund, Inc. (MYN)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  07-21-2016

Security Type:                  BND/MUNI

Issuer Metropolotan Transportation Authority Transportation Revenue Bonds, Series 2016C, Subseries 2016-C-1 (2056)

Selling Underwriter             Wells Fargo Securities, LLC

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:

Rule 10f-3 Report - Definitions                                         [LOGO]
                                                                     BLACKROCK

List of Underwriter(s)  Wells Fargo Securities, LLC, Drexel Hamilton,
                        LLC, Estrada Hinojosa & Company, Rice
                        Financial Products Company, BNYMellon Capital
                        Markets, Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated, Citigroup Global Markets Inc,
                        Goldman, Sachs & Co., J.P. Morgan Securities
                        LLC, Jefferies LLC, Loop Capital Markets LLC,
                        Morgan Stanley & Co. LLC, Samuel A. Ramirez &
                        Company, Inc., RBC Capital Markets, LLC,
                        Siebert Brandford Shank & Co, Academy
                        Securities, Barclays Capital Inc., Cabrera
                        Capital Markets, LLC, Duncan-Williams, Inc.,
                        Fidelity Capital Markets, Janney Montgomery
                        Scott LL, Keybank Capital Markets Inc, M&T
                        Securities, Inc, Mesirow Financial Inc,
                        Oppenheimer & Co, Piper Jaffray & Co, PNC
                        Capital Markets LLC, Raymond James &
                        Associates, Inc, Roosevelt & Cross, Inc, Stern
                        Brothers & Co., Stifel Nicolaus & Company,
                        Inc, The Williams Capital Group, L.P , TD
                        Securities (USA) LLC, U.S. Bancorp
                        Investments, Inc

TRANSACTION DETAILS

Date of Purchase      07-21-2016

Purchase Price/Share    $119.657 Total Commission, Spread or Profit  0.463%
(PER SHARE / % OF PAR)  $122.685

1. Aggregate Principal Amount Purchased (a+b)                      $104,350,000
                                                                   ------------
   a. US Registered Funds
      (Appendix attached with individual Fund/Client purchase)     $ 87,500,000
                                                                   ------------
   b. Other BlackRock Clients                                      $ 16,850,000
                                                                   ------------
2. Aggregate Principal Amount of Offering                          $534,200,000
                                                                   ------------
FUND RATIO
[Divide Sum of #1 by #2]                                                0.19533
Must be less than 0.25

Rule 10f-3 Report - Definitions                                         [LOGO]
                                                                     BLACKROCK

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_]   U.S. Registered Public Offering. [Issuer must have 3 years of continuous operations]
[_]   Eligible Rule 144A Offering..... [Issuer must have 3 years of continuous operations]
[X]   Eligible Municipal Securities
[_]   Eligible Foreign Offering....... [Issuer must have 3 years of continuous operations]
[_]   Government Securities Offering.. [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:  Dipankar Banerjee                              Date: 07-26-2016
               ------------------------------------
               Global Syndicate Team Member

Approved by:                                                  Date:
               ------------------------------------
               Global Syndicate Team Member

Rule 10f-3 Report - Definitions                                         [LOGO]
                                                                     BLACKROCK

DEFINITIONS

          TERM                               DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2
                           of the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such country by a "foreign financial regulatory authority," as defined in
                                Section 2(a)(50) of the Investment Company
                                Act of 1940;

                           (b)  the securities were offered at a fixed
                                price to all purchasers in the offering
                                (except for any rights to purchase
                                securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d)  if the issuer is a "domestic issuer,"
                                i.e., other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                                Exchange Act of 1934 or is required to
                                file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions                                         [LOGO]
                                                                     BLACKROCK

             TERM                               DEFINITION
Eligible Municipal Securities   The securities:

                                (a)  are direct obligations of, or
                                     obligations guaranteed as to
                                     principal or interest by, a State or
                                     any political subdivision thereof, or
                                     any agency or instrumentality of a
                                     State or any political subdivision
                                     thereof, or any municipal corporate
                                     instrumentality of one or more
                                     States, or any security which is an
                                     industrial development bond (as
                                     defined in section 103(c)(2) of Title
                                     26) the interest on which is
                                     excludable from gross income under
                                     certain provisions of the Internal
                                     Revenue Code;

                                (b)  are sufficiently liquid that they can
                                     be sold at or near their carrying
                                     value within a reasonably short
                                     period of time; and

                                (c)  either

                                     (1) are subject to no greater than
                                         moderate credit risk; or

                                     (2) if the issuer of the municipal
                                         securities, or the entity
                                         supplying the revenues or other
                                         payments from which the issue is
                                         to be paid, has been in
                                         continuous operation for less
                                         than three years, including the
                                         operation of any predecessors,
                                         the securities are subject to a
                                         minimal or low amount of credit
                                         risk.

                                Also, purchases of municipal securities
                                may not be designated as group sales or
                                otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering
                                where

                                (a)  the securities are offered or sold in
                                     transactions exempt from registration
                                     under Section 4(2) of the Securities
                                     Act of 1933, Rule 144A thereunder, or
                                     Rules 501-508 thereunder;

                                (b)  the securities were sold to persons
                                     that the seller and any person acting
                                     on behalf of the seller reasonably
                                     believe to include qualified
                                     institutional buyers, as defined in
                                     Rule 144A ("QIBs"); and

                                (c)  the seller and any person acting on
                                     behalf of the seller reasonably
                                     believe that the securities are
                                     eligible for resale to other QIBs
                                     pursuant to Rule 144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United
                                States, or by a person controlled or
                                supervised by and acting as an
                                instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions                                         [LOGO]
                                                                     BLACKROCK

         TERM                            DEFINITION
U.S. Registered Public  The securities offered are registered under
Offering.               the Securities Act of 1933 that are being
                        offered to the public.